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Exhibit 10.38

AMENDMENT ONE TO
EMPLOYMENT AGREEMENT

        This amendment (the "Amendment"), to the employment agreement entered into by and between William E. Sanford (the "Executive") and Interline Brands, Inc. (the "Company"), dated as of August 13, 2004 (the "Employment Agreement"), is made and entered into as of December 2, 2004.

W I T N E S S E T H:

        WHEREAS, the Company and the Executive have entered into the Employment Agreement, which provides for the terms and conditions of the Executive's continued employment with the Company; and

        WHEREAS, Section 5.10 of the Employment Agreement provides that the Executive shall be entitled to a retention bonus which shall be computed pursuant to such formula and shall vest and be paid over such period as shall be negotiated in good faith and agreed upon between the Company and the Executive; and

        WHEREAS, the Company and the Executive have negotiated in good faith to determine the formula, vesting and payment of such retention bonus in accordance with the Employment Agreement and have further determined it to be in the best interests of the Company and the Executive to amend Section 5.10 of the Employment Agreement as herein provided.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

  I.
  Section 5.10 of the Employment Agreement is hereby amended to read in its entirety as follows:

    5.10.    One Time Bonus. The effectiveness of this Section 5.10 shall be contingent upon and shall only become effective upon the date of the closing of the Offering. On the date of the closing of the Offering, the Executive shall receive from the Company a one-time payment of $2,272,956 paid in cash.

  II.
  All other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

  III.
  This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

EXECUTIVE	INTERLINE BRANDS, INC.
By: William E. Sanford	By:

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AMENDMENT ONE TO EMPLOYMENT AGREEMENT
W I T N E S S E T H